Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 2-77435, 2-99096, 33-16952, 33-24822, 33-55560, 33-54658, 33-63545, 33-67436, 33-86790, 333-46467, 333-74307, 333-121012, 333-121011, 333-121010, 333-120711, 333-120713, 333-120714, 333-120710, 333-166392, 333-188233, 333-208104, 333-217689, 333-223099, 333-238552, 333-273047 and 333-273865) on Form S-8, (Nos. 2-98922, 33-28081, 33-63557, 33-67434, 333-202836, 333-208103, 333-224096, and 333-256902) on Form S-3 and (Nos. 333-195049, and 333-220067) on Form S-4 of our reports dated February 8, 2024, with respect to the consolidated financial statements of Associated Banc-Corp and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 8, 2024